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                                                                   EXHIBIT 23.01



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our reports included in this Annual Report on Form 10-K, into the Company's previously filed Registration Statement File No. 333-40601, Registration Statement File No. 333-63566, Registration Statement File No. 333-66949, Registration Statement File No. 333-72323, and Registration Statement File
No. 333-72351.

                                                /s/ ARTHUR ANDERSEN LLP

Omaha, Nebraska,
March 25, 2002